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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                               GARDENBURGER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Oregon                                    93-0886359
       (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

  1411 S.W. Morrison Street, Suite 400
             Portland, Oregon                                97205
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                               GARDENBURGER, INC.
                           401(k) PROFIT SHARING PLAN
                            (FULL TITLE OF THE PLAN)



                                RICHARD C. DIETZ
   Executive Vice President, Chief Financial Officer, Secretary, and Treasurer
                               Gardenburger, Inc.
                      1411 S.W. Morrison Street, Suite 400
                             Portland, Oregon 97205
                            Telephone: (503) 205-1500
          (NAME AND ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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                         CALCULATION OF REGISTRATION FEE
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                                     PROPOSED       PROPOSED
TITLE OF                             MAXIMUM        MAXIMUM
SECURITIES            AMOUNT         OFFERING       AGGREGATE        AMOUNT OF
TO BE                 TO BE           PRICE          OFFERING      REGISTRATION
REGISTERED          REGISTERED       PER SHARE        PRICE            FEE
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Common Stock,
 no par value
(1)                10,000 shares        (2)        $66,250 (2)       $17.50
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(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced herein, as well as such indefinite additional number of shares as may be issued as a result of stock dividends and splits.
(2) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed based on the average of the high and low per share sales prices, $6.625, reported for the Common Stock on the Nasdaq National Stock Market on December 8, 1999.

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (a) The registrant's annual report on Form 10-K for the year ended December 31, 1998.

          (b) The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999.

          (c) The registrant's current reports on Form 8-K filed with the Commission on January 28, 1999, April 1, 1999, and July 23, 1999.

          (d) Registration Statement on Form 8-A dated June 23, 1992, as supplemented by the description of the registrant's common stock included as
Exhibit 99 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

          All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          INDEMNIFICATION

          ORS 60.367, a section of the Oregon Business Corporation Act (the "Act"), provides that any director held liable for an unlawful distribution in violation of ORS 60.367 is entitled to contribution from (i) every other director who voted for or assented to the distribution without complying with the applicable statutory standards of conduct and (ii) each shareholder for the amount the shareholder accepted knowing the distribution was made in violation of the Act or the corporation's articles of incorporation.

          Under Sections 60.387 to 60.414 of the Act, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an "Indemnitee") shall be indemnified by the corporation (unless the corporation's articles of incorporation provide otherwise) against reasonable expenses incurred by the Indemnitee in connection with the proceeding if the Indemnitee is wholly successful, on the merits or otherwise, or if ordered by a court of competent jurisdiction. In addition, under said sections a corporation is permitted to indemnify an Indemnitee against liability incurred in a proceeding if (i) the Indemnitee's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests or at least not opposed to its best interests, (ii) the Indemnitee had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding, (iii) the Indemnitee was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation, and
(iv) the Indemnitee was not adjudged liable on the basis that he or she improperly received a personal benefit. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          The registrant's Restated Articles of Incorporation do not contain any provisions regarding indemnification. Section 10.1 of the registrant's 1995 Restated Bylaws, as amended, provides that the registrant shall indemnify its directors and officers to the fullest extent not prohibited by law, including, but not limited to, the Act.

          The registrant's Restated Articles of Incorporation provide for the elimination of personal liability of directors to the registrant or its shareholders for monetary damages for conduct as a director to the full extent permitted by the Act. Under Section 60.047 of the Act, a corporation may not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under Section 60.367 of the Act, or (iv) any transaction from which the director derived an improper personal benefit.

          The registrant has entered into indemnity agreements with each of its current directors. The agreements provide that the registrant will hold harmless and indemnify the director against any liability (as defined) or expense (as defined), including attorney fees, incurred in any threatened, pending or completed actions, suits or proceedings, involving the director by reason of the fact that he or she is or was a director of the registrant to the broadest and maximum extent permitted by Oregon law (including the Act).

          INSURANCE

          The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on page II-7.

          Pursuant to Item 8(b) of Form S-8, the registrant undertakes that it will submit the plan, as amended, referenced herein to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code. The shares of the registrant's Common Stock available for investment under the plan will be purchased in the open market.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, as of the 13th day of December, 1999.

                                    GARDENBURGER, INC.
                                    (Registrant)


                                    By /s/Richard C. Dietz
                                       ----------------------------------------
                                         Richard C. Dietz
                                         Executive Vice President,
                                          Chief Financial Officer,
                                          Secretary and Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 13th day of December, 1999.

                 SIGNATURE                                    TITLE
PRINCIPAL EXECUTIVE OFFICER:

LYLE G. HUBBARD*                                President and Chief Executive
                                                Officer and Director
PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


/s/Richard C. Dietz
-------------------------------------------
Richard C. Dietz
                                                Executive Vice President, Chief
                                                Financial Officer, Secretary and
                                                Treasurer

A MAJORITY OF THE BOARD OF DIRECTORS:

KYLE A. ANDERSON*                               Director
ALEXANDER P. COLEMAN*
                                                Director
JASON M. FISH*
                                                Director
RONALD C. KESSELMAN*
                                                Director
RICHARD L. MAZER*
                                                Director
MARY O. MCWILLIAMS*
                                                Director
MICHAEL L. RAY*
                                                Director
E. KAY STEPP*
                                                Chairman of the Board

PAUL F. WENNER*                                 Founder, Chief Creative Officer,
                                                 and Director

*By /s/Richard C. Dietz
    ---------------------------------------
    Richard C. Dietz, Attorney-in-Fact

The Plan.

          Pursuant to the requirements of the Securities Act of 1933, the Gardenburger, Inc., 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 13th day of December, 1999.

                                      GARDENBURGER, INC., 401(k) PROFIT
                                      SHARING PLAN


                                      By /s/Peter Shipp
                                         ------------------------------------
                                         Peter Shipp
                                         Representative of Plan Administrator

                                INDEX TO EXHIBITS


     4.1 The registrant's Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1999.

     4.2  The registrant's 1995 Restated Bylaws as amended July 13, 1999.

     4.3 Amended and Restated Rights Agreement dated as of July 15, 1999, between the registrant and First Chicago Trust Company of New York.

     23   Consent of Arthur Andersen LLP.

     24   Power of attorney of officers and directors.


Other exhibits listed in Item 601 of Regulation S-K are not applicable.